UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2007

AMERIPATH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22313	65-0642485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7111 Fairway Drive

Suite 400

Palm Beach Gardens, FL 33418

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 712-6200

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

Item 8.01.	Other Events

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

ITEM 1.01.  Entry into a Material Definitive Agreement

On February 12, 2007, the credit agreement among, AmeriPath, Inc., AmeriPath Holdings, Inc., the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent, governing AmeriPath, Inc.’s senior secured credit facility was amended to, among other things, permit AmeriPath Intermediate Holdings, Inc. to issue its senior unsecured floating rate PIK toggle notes in an initial principal amount of $125.0 million, and to use the net proceeds from such issuance to repay outstanding loans under AmeriPath’s revolving loan facility, for general corporate purposes, including consummating various contemplated acquisitions, and to pay related fees and expenses. A copy of the amendment is attached hereto as Exhibit 10.1. The forgoing description of the amendment does not purport to be complete and is qualified in its entirety by the provisions of such document attached hereto.

Item 8.01.              Other Events

On February 14, 2007, AmeriPath, Inc. issued a press release announcing that its direct parent company, AmeriPath Intermediate Holdings, Inc., consummated an offering under Rule 144A and Regulation S of $125.0 million in senior unsecured floating rate PIK toggle notes due 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.              Financial Statements and Exhibits

(d)   Exhibits.

10.1

Amendment #2 to Credit Agreement dated as of February 12, 2007 among AmeriPath, Inc., AmeriPath Holdings, Inc. the Lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release, dated February 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPATH, INC.

Dated: February 14, 2007	By:	/s/ DONALD E. STEEN
Donald E Steen
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Amendment #2 to Credit Agreement dated as of February 12, 2007 among AmeriPath, Inc., AmeriPath Holdings, Inc. the Lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release, dated February 14, 2007.